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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported)  July 5, 1999


                     BIO-RAD LABORATORIES, INC.
   _________________________________________________________________
           (Exact Name of Registrant as Specified in Charter)


   A Delaware Corporation             1-7928              94-1381833
   _________________________________________________________________
   (State or Other Jurisdiction     (Commission        (IRS Employer
      of Incorporation)              File  Number)  Identification No.)


   1000 Alfred Nobel Drive, Hercules, California               94547
   _________________________________________________________________
   (Address of Principal Executive Offices)                 (Zip Code)

   Registrant's telephone number, including area code  (510)724-7000


                               No Change
   _________________________________________________________________
     (Former Name or Former Address, if Changed Since Last Report)










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   ITEM 5.  OTHER EVENTS.

        On July 5, 1999, Bio-Rad Laboratories, Inc. ( Bio-Rad ), issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing that Bio-Rad, Sanofi-Synthelabo S.A. ( Sanofi ) and Institut Pasteur ( IP ) have executed a definitive purchase agreement, a copy of which is attached hereto as Exhibit 2.1, pursuant to which Bio-Rad shall acquire Pasteur Sanofi Diagnostics S.A. from Sanofi and IP for an aggregate purchase price of $210 million in cash.


   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (c)  Exhibits.

        The exhibits to this report are listed in the accompanying Index to Exhibits.































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                               SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BIO-RAD LABORATORIES, INC.
                                        (Registrant)


   Date:  July 15, 1999          By: /s/ Sanford S. Wadler
                                     Sanford S. Wadler
                                     Vice President, General
                                     Counsel and Secretary






































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                       BIO-RAD LABORATORIES, INC.

                           INDEX TO EXHIBITS

                               ITEM 7(c)


   The following documents are filed as part of this report:

   Exhibit Number      Description

       2.l Purchase Agreement dated July 3, 1999 between Sanofi-Synthelabo, Institut Pasteur and Bio-Rad Laboratories, Inc. excluding Exhibits and Schedules. Pursuant to Regulation S-K Item 601(b)(2), the Exhibits and Schedules listed in the List of Exhibits & Schedules to the Purchase Agreement have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Schedule to the Commission upon request.

      99.1           Press Release dated July 5, 1999 referred to in
                     Item 5 above.



























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